Exhibit 99.6
BELO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2007

i

BELO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2007
     1. Purpose and Nature of the Plan.
          (a) Purpose. The purpose of the Supplemental Executive Retirement Plan is to provide certain employees of Belo and its subsidiaries with supplemental retirement income upon retirement or other termination of employment. The provisions of the Plan as amended and restated effective January 1, 2007, will apply to each employee who is a participant in the Plan on and after such date. Benefits under the Plan for participants who retired or otherwise terminated employment prior to January 1, 2007, will be determined under the terms of the Plan as in effect on December 31, 2006, as operated in good faith compliance with the provisions of Section 409A of the Internal Revenue Code and the applicable guidance issued by the Department of the Treasury and the Internal Revenue Service with respect to Section 409A.
          (b) Individual Account Plan. The Plan is an individual account plan, and the benefit payable under the Plan to a Participant at any time is the vested balance of the Participant’s accounts established under Section 5, notwithstanding the provisions of Section 4. The benefit described in Section 4 is a “target benefit,” which is merely the means by which the Committee determines the amount that Belo will contribute to the Plan on behalf of employees participating in the Plan with respect to such benefit and is not the benefit to be paid by the Plan.
          (c) Suspension of Benefits. Pursuant to the provisions of Section 12, contributions under the Plan have been suspended effective as of December 31, 2007, and the vested balance of each Participant’s Plan benefit will be distributed in 2008.
     2. Definitions. The following definitions are used throughout the Plan.
          (a) Belo means Belo Corp., a Delaware corporation. The term Belo subsidiary means (i) any corporation of which at least 80% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo; (ii) any partnership of which at least 80% of the profits interest or capital interest is owned directly or indirectly by Belo; and (iii) any other entity of which at least 80% of the total equity interest is owned directly or indirectly by Belo.
          (b) Board of Directors means the Board of Directors of Belo.
          (c) Cause means (i) any intentional act of fraud, embezzlement, or theft committed by a Participant in the course of the Participant’s employment by Belo or any Belo subsidiary; (ii) any intentional misconduct engaged in by the Participant which is materially injurious to the business, reputation or property of Belo or any Belo subsidiary; (iii) any conduct of the Participant that constitutes a breach of fiduciary duty to Belo or any Belo subsidiary; or (iv) the Participant’s refusal to perform, or failure to perform in a satisfactory manner (other than by reason of disability), the duties and responsibilities of the Participant’s position with Belo or any Belo subsidiary.

          (d) Change in Control means a change in ownership of Belo, a change in effective control of Belo or a change in the ownership of a substantial portion of the assets of Belo, in each case within the meaning of Section 409A of the Code. Subject to the foregoing:
          (i) a change in ownership of Belo will occur on the date that any one person or persons acting as a group acquires ownership of stock of Belo that together with stock held by such person or persons constitutes more than 50% of the total fair market value or total voting power of the stock of Belo;
          (ii) a change in effective control of Belo will occur on the date that (A) any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of Belo possessing 30% or more of the total voting power of the stock of Belo or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and
          (iii) a change in the ownership of a substantial portion of the assets of Belo will occur on the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Belo that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Belo immediately prior to such acquisition.
          (e) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time, and includes any applicable regulations or other guidance relating to provisions of the Code published by the Internal Revenue Service or the U.S. Treasury Department.
          (f) Committee means the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Plan.
          (g) ERISA means the Employee Retirement Income Security Act of 1974, as amended.
          (h) Final Monthly Compensation means the final monthly compensation of a Participant determined in the same manner as under the provisions of the Pension Plan without regard to whether the Participant is also a participant in the Pension Plan, except that (i) the limitation on compensation under Section 401(a)(17) of the Code will not be taken into account; and (ii) with respect to a Participant who participates in a Belo annual incentive compensation plan, compensation will include the amount of the Participant’s target incentive cash compensation under such annual incentive compensation plan rather than the amount of the actual incentive cash compensation payment.
          (i) Grandfathered Participant means a Participant with an earned and vested account balance under the Plan as of December 31, 2004, whose name is set forth on Exhibit A to the Plan.

          (j) MSP means the Management Security Plan of A. H. Belo Corporation and Affiliated Companies, which was terminated as of December 31, 1999.
          (k) Participant means an employee who is eligible to receive benefits under the Plan. The term “Participant” will include (i) a Grandfathered Participant who continues to participate in the Plan after December 31, 2004; and (ii) unless the context clearly requires a different interpretation, the beneficiary of a deceased Participant.
          (l) Pension Plan means The G. B. Dealey Retirement Pension Plan, which is a defined benefit pension plan that is sponsored by Belo and is intended to qualify under Section 401(a) of the Code, as such plan was in effect on March 31, 2007, immediately prior to the benefit freeze that became effective on that date.
          (m) Plan means the Belo Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.
          (n) Plan Year means the calendar year.
          (o) Separation from Service means a Participant’s separation from service within the meaning of Section 409A of the Code from Belo and all Belo subsidiaries by reason of the Participant’s death, retirement or other termination of employment. A Participant who is on military leave, sick leave or other bona fide leave of absence does not have a Separation from Service if the leave does not exceed six months or, if the leave exceeds six months, the Participant’s right to reemployment with Belo or a Belo subsidiary is provided by statute or by contract. If the period of the Participant’s leave exceeds six months but the Participant’s right to employment is not provided by statute or contract, the Participant’s Separation from Service occurs on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a 29-month period of absence will be substituted for such six-month period.
          (p) SRP means The Providence Journal Company Supplemental Retirement Plan.
          (q) Trust means the Belo Supplemental Executive Retirement Plan Trust, which as of the date of this amendment and restatement of the Plan is maintained pursuant to that certain Trust Agreement dated as of October 1, 2002, between Belo and The Bank of New York as successor trustee. The Trust is a so-called “rabbi trust” the assets of which are at all times subject to the claims of Belo’s general creditors.
          (r) 2004 Account means the account established for each Grandfathered Participant under Section 5(a). A Grandfathered Participant’s 2004 Account provides for benefits that are not subject to the provisions of Section 409A of the Code.

          (s) 2005 Account means the account established for each Participant under Section 5(b). A Participant’s 2005 Account provides for benefits under the Plan that are subject to the provisions of Section 409A of the Code.
     3. Eligibility. The Committee will designate from time to time those employees of Belo or any Belo subsidiary who are eligible to participate in the Plan. An employee who has been designated as eligible to participate in the Plan will cease to be eligible for future benefits as of any date specified by the Committee, subject to the provisions of Section 5(c).
     4. Restoration Benefit.
          (a) Projected Final Compensation. As soon as practicable after an employee becomes a Participant with respect to the target benefit described in this Section 4, the Committee will determine (i) the amount of the Participant’s projected annual Final Monthly Compensation on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65; and (ii) the projected annual retirement benefit that would be paid to the Participant from the Pension Plan based on such projected annual Final Monthly Compensation, and without regard to any limitation on benefits under Section 415 of the Code, in the form of a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65.
          (b) Projected Pension Plan Benefit. The Committee will also determine the projected annual retirement benefit that would be paid to the Participant under the terms of the Pension Plan as a straight-life annuity on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65 and will begin to receive retirement benefits immediately thereafter.
          (c) Pension Plan Freeze Disregarded. The Committee will determine the projected annual retirement benefit that would be paid to the Participant as if the Participant were an active participant in the Pension Plan and the Pension Plan had not been frozen on March 31, 2007, on the basis of the assumptions set forth in Section 4(a) and Section 4(b) and on the basis of such years of benefit accrual service as the Committee determines should be credited to the Participant for this purpose.
          (d) Target Benefit. The target benefit for each Participant under this Section 4 will be the value of an annual benefit payable as a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65 in an amount equal to (i) the difference between the value of the annual benefit determined under Section 4(a) and the value of the annual benefit determined under Section 4(b), multiplied by (ii) a fraction (not to exceed one) the numerator of which is the number of years of Plan participation that the Participant will have completed if the Participant participates continuously in the Plan until reaching age 65 and the denominator of which is 10.
     5. Participant Accounts; Contribution and Earnings Credits.
          (a) 2004 Accounts. Belo will establish on its books a 2004 Account for each Grandfathered Participant and will credit to the Grandfathered Participant’s 2004 Account an amount equal to the Grandfathered Participant’s earned and vested account balance as of December 31, 2004, plus all earnings that accrue with respect to such account balance after December 31, 2004, as determined under Section 5(d). The Grandfathered Participant’s earned and vested account balance as of December 31, 2004, will include, without limitation and to the extent applicable, (i) the Grandfathered Participant’s earned and vested right to the annual contribution credit for the 2004 Plan Year; (ii) the amount of the Grandfathered Participant’s SRP benefit transferred to the Plan as of January 1, 2000; and (iii) the amount of the Grandfathered Participant’s MSP benefit transferred to the Plan as of January 1, 2000, plus the amounts set forth on Exhibit B to the Plan that were credited to the Grandfathered Participant’s account prior to January 1, 2005.
          (b) 2005 Accounts. The Committee will determine the amount Belo would be required to contribute each Plan Year beginning on or after January 1, 2005, on behalf of a Participant in order to fully fund, as of the last day of the month in which the Participant attains age 65, the Participant’s target benefit described in Section 4, taking into account the balance of both the Participant’s 2004 Account and his 2005 Account. Belo will establish on its books a 2005 Account for each Participant and will credit to each Participant’s 2005 Account (i) with respect to a Participant who is a Grandfathered Participant, the amount, if any, of the Participant’s account balance as of December 31, 2004, that was not earned and vested at December 31, 2004, plus earnings on such balance that accrue after December 31, 2004, as determined under Section 5(d); and (ii) with respect to a Participant other than a Grandfathered Participant, the entire amount of the Participant’s account balance as of December 31, 2004, plus earnings on such balance that accrue after December 31, 2004, as determined under Section 5(d); and (iii) with respect to all Participants, the amount of the annual contribution credit determined by the Committee for Plan Years beginning on or after January 1, 2005, plus earnings on such contribution credits, as determined under Section 5(d). The Committee will review no less frequently than once every three years the assumptions used in determining each Participant’s target benefit described in Section 4 and the balance credited to each Participant’s 2004 Account and 2005 Account. In its discretion, the Committee may make any changes to the contribution credit to a Participant’s 2005 Account that it determines to be appropriate as a result of such review.
          (c) Annual Contributions.
          (i) No annual contributions will be credited to a Participant’s 2004 Account for any Plan Year beginning after December 31, 2004.
          (ii) Effective with the Plan Year beginning on January 1, 2005, Belo will credit annual contributions to each Participant’s 2005 Account in an amount determined under Section 5(b), and will contribute to the Trust the amount credited to the Participants 2005 Account, not later than 90 days after the end of the Plan Year for which the contribution is to be credited. Belo will also contribute to the 2005 Account of a Participant who is a former MSP participant the amounts set forth on Exhibit B to the Plan for years after December 31, 2004. Except as otherwise provided in this Section 5(c)(ii), contributions will be credited for each full Plan Year in which the Participant participates in the Plan. If a Participant first becomes eligible to participate on a date other than the first day of the Plan Year or attains age 65, retires or otherwise terminates employment or ceases to be eligible for future benefits on a date other than the last day of the Plan Year, the Committee will determine whether any contributions are to be credited for such Plan Year and the amount of any such contributions. Earnings as determined under Section 5(d) will continue to be credited to a Participant’s 2004 Account and 2005 Account until the Participant’s Plan benefit is paid, even though contributions cease to be credited as of an earlier date.
          (d) Investment Returns.
          (i) Except as provided in Section 5(d)(ii), the earnings and losses to be credited to each Participant’s 2004 Account and 2005 Account for each Plan Year will be a proportionate share of the actual earnings and losses on the investment of assets in the Trust, such proportion to be determined by dividing the value of each 2004 Account and 2005 Account, respectively, as of the last day of the Plan Year by the aggregate value all 2004 Accounts and 2005 Accounts as of the last day of the Plan Year, giving appropriate weight to the amount of contributions to the Trust for the Plan Year and the date as of which such contributions were made.
          (ii) Notwithstanding the provisions of Section 5(d)(i), each Participant whose Accounts are to be distributed in a single lump sum payment may elect, in accordance with procedures established by the Committee, to have the portion of the Trust assets allocated to his 2005 Account segregated from the other assets of the Trust as soon as practicable following the Participant’s Separation from Service and invested in a short-term interest bearing account until such assets, together with interest, are distributed to the Participant or, in the event of the Participant’s death prior to distribution, to the Participant’s designated beneficiary.
     6. Vesting. Subject to the rights of general creditors as set forth in Section 11 and the right of Belo to discontinue the Plan as provided in Section 15, a Participant will be vested in the balance of his 2005 Account only if he has completed at least three years of service (a year of service for this purpose will be determined in the same manner as under the Pension Plan without regard to whether the Participant is also an active participant in the Pension Plan), unless the Participant’s employment with Belo or any Belo subsidiary is terminated for Cause as determined by the Committee in its discretion. A Participant will be vested in the balance of his 2004 Account unless the Participant’s employment with Belo or any Belo subsidiary is terminated for Cause as determined by the Committee in its discretion. If a Participant is terminated for Cause, the Participant’s Plan benefit will be forfeited, and the Participant will not be entitled to any benefit under the Plan. In addition, a Participant will be fully vested in his Plan benefit if he dies or becomes eligible for benefits under any long term disability plan maintained by Belo or any Belo subsidiary.
     7. Commencement of Benefits.
          (a) 2004 Accounts. Payment of a Participant’s Plan benefit attributable to his 2004 Account balance will be made or will begin as soon as practicable following the Participant’s termination of employment unless the Participant elects in writing at least six months prior to termination of employment, in accordance with procedures established by the

Committee, to defer payment of his benefit to a later date (but not later than the first day of the month following attainment of age 65). A Participant’s election to defer payment of his benefit to a later date will be irrevocable and may not be changed after it has been received by the Committee.
          (b) 2005 Accounts.
          (i) Except as otherwise provided in this Section 7(b), payment of a Participant’s vested interest in his Plan benefit attributable to his 2005 Account balance will be made as soon as practicable following the date that is six months after the date of the Participant’s Separation from Service for any reason other than death, but in no event later than 90 days following such six-month date, unless the Participant elects in writing, in accordance with procedures established by the Committee, to defer payment of his benefit to a specified later date; provided, however, that (A) the payment deferral election may not take effect until at least 12 months after the date on which the election is made; (B) the payment deferral election is made at least 12 months prior to the date on which payment of the Participant’s Plan benefit attributable to his 2005 Account balance is scheduled to be made; and (C) payment under the deferral election may not be made earlier than five years after the date on which the payment of the Participant’s Plan benefit attributable to his 2005 Account balance would otherwise have been made or, if earlier, upon the Participant’s death. A Participant may not make more than one payment deferral election with respect to the benefit attributable to his 2005 Account.
          (ii) If a Participant dies after his Separation from Service and prior to the expiration of the six-month period following such Separation from Service, payment of the Participant’s vested Plan benefit will be made to the Participant’s beneficiary following his death in accordance with the provisions of Section 10(b).
          (iii) Notwithstanding any other provision in the Plan, a payment otherwise required to be made to a Participant or beneficiary may be delayed to the extent permitted by Section 409A of the Code if the Committee reasonably determines that the payment (A) will not be deductible for federal income tax purposes by reason of the application of Section 162(m) of the Code; (B) will violate federal securities law or other applicable law; or (C) may be delayed for any other reason permitted under Section 409A of the Code.
     8. Form of Benefits.
          (a) 2004 Accounts. A Participant’s Plan benefit attributable to his 2004 Account will be paid in a single lump sum payment, unless the Participant elects in writing at least six months prior to his termination of employment, in accordance with procedures established by the Committee, to receive such Plan benefit in one of the optional forms of annuity described in Section 8(c).
          (b) 2005 Accounts. A Participant’s Plan benefit attributable to his 2005 Account will be paid in a single lump sum payment, unless the Participant elects in writing, in accordance with procedures established by the Committee, to receive such Plan benefit in one of the optional forms of annuity described in Section 8(c); provided, however, that (i) the payment election may not take effect until at least 12 months after the date on which the election is made; (ii) the payment election is made at least 12 months prior to the date on which payment of the Participant’s Plan benefit attributable to his 2005 Account balance is scheduled to be made; and (iii) payment under the new election may not be made earlier than five years after the date on which the payment of the Participant’s Plan benefit attributable to his 2005 Account balance would otherwise have been made or, if earlier, upon the Participant’s death. A Participant may not make more than one election to receive an optional form of payment with respect to the benefit attributable to his 2005 Account, except that a change in the form of payment before any annuity starting date from one type of life annuity to another type of life annuity with the same scheduled date for the first annuity payment will not be considered a change in the time and form of payment, provided the annuities are actuarially equivalent applying the same reasonable actuarial assumptions to value each annuity payment option.
          (c) Annuity Payments. A Participant may elect one of the following optional forms of life annuity payment pursuant to this Section 8, each of which will be actuarially equivalent to the balance of the Participant’s 2004 Account or 2005 Account, as applicable, as of the date of benefit commencement: (i) a joint and survivor annuity that pays monthly benefits for the life of the Participant and on the death of the Participant pays 50% of such monthly benefit to the spouse to whom the Participant was married when annuity payments began, if such spouse survives the Participant, for the life of such spouse; (ii) a straight-life annuity that pays monthly benefits for the life of the Participant and pays no further benefits following the Participant’s death; or (iii) an annuity that pays monthly benefits for the life of the Participant and in the event that the Participant dies before 120 monthly benefit payments have been made, continues to pay monthly payments in the same amount to the beneficiary designated by the Participant before benefit payments began, until a total of 120 monthly payments have been made to the Participant and the Participant’s beneficiary. Any annuity elected by a Participant will be paid from the Participant’s 2004 Account or 2005 Account, as applicable, and Belo will not purchase any form of annuity contract from an insurance company or other third party. In the event the balance of the Participant’s 2004 Account or 2005 Account, as applicable, is insufficient to continue the monthly payments being made under the form of annuity elected by the Participant or beneficiary (because the individual receiving the payments outlives the life expectancy used in determining the amount of the monthly payments or because of any other reason), Belo will credit such additional amounts to the applicable account as may be necessary to provide to the Participant or beneficiary the remaining payments due under the annuity. Upon the death of both the Participant and beneficiary, any balance remaining in the account from which the annuity was being paid will revert to Belo and may be used by Belo for any purpose.
          (d) Acceleration of 2004 Account Benefit. A Participant or beneficiary who is receiving monthly annuity payments attributable to the Participant’s 2004 Account may elect at any time to receive in a single lump sum payment an amount equal to 90% of the actuarially equivalent value of the unpaid portion of the annuity. The provisions of this Section 8(d) will not apply to an annuity form of payment attributable to a Participant’s 2005 Account.
          (e) Actuarial Equivalence. In determining the actuarial equivalence of forms of benefit under this Section 8, the Committee will adopt from time to time reasonable actuarial assumptions and other reasonable factors as it determines to be appropriate.

     9. Prohibition on Acceleration of 2005 Account Benefit.
          (a) In General. The time or schedule of any payment to be made under the Plan that is attributable to a Participant’s 2005 Account may not be accelerated except to the extent permitted under Section 409A of the Code. Where Section 409A of the Code permits a payment to be accelerated but does not require the Plan to, and the Plan does not, expressly provide for such acceleration, the payment may be accelerated in the sole discretion of the Committee.
          (b) Change in Control. Notwithstanding the general prohibition on acceleration of benefits, upon a Change in Control the Committee will have the right, but not the obligation, to terminate the Plan and to distribute to each Participant and beneficiary of a deceased participant, no earlier than 30 days preceding and no later than 12 months following the date of the Change in Control, the entire balance of the Participant’s or beneficiary’s 2005 Account.
     10. Death Benefits.
          (a) Death after Benefit Commencement. Upon the death of a Participant who is receiving an annuity form of payment, the Plan benefit will continue to be paid (if at all) in accordance with the form of annuity elected by the Participant under Section 8.
          (b) Death before Benefit Commencement. If a Participant who is entitled to receive a Plan benefit dies before payment of such benefit is made or begins, the Plan benefit will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant’s spouse) in accordance with procedures established by the Committee or, in the event the Participant has not designated any beneficiary, to the Participant’s surviving spouse, if any, and if none, to the Participant’s estate. The death benefit payable pursuant to this Section 10 will be paid in a lump sum payment as soon as practicable but in no event later than 90 days after the Participant’s death.
     11. Funding of Benefits.
          (a) Unfunded Benefits. The Plan will be unfunded. All benefits payable to a Participant under the Plan may be paid from the assets of the Trust, any successor or similar trust established by Belo or any Belo subsidiary or from the general assets of Belo or any Belo subsidiary that employed the Participant; provided, however, that nothing contained in the Plan will require Belo or any Belo subsidiary to set aside or continue to hold in trust any funds for the benefit of a Participant, who will have the status of a general creditor with respect to the obligation of Belo to make payments under the Plan. Any assets held in the Trust or any successor or similar trust will at all times be subject to the claims of general creditors of Belo and the Belo subsidiaries, and no Participant will at any time have a prior claim to such assets. To the extent that Plan benefits are paid from a trust, Belo and each Belo subsidiary will be relieved of all liability for such Plan benefits. Any funds of Belo or any Belo subsidiary available to pay benefits under the Plan will be subject to the claims of general creditors of Belo or the Belo subsidiary and may be used for any purpose by Belo or the Belo subsidiary.

          (b) Allocation of Payments. If the Plan benefit payable to a Participant is attributable to periods of employment with Belo and/or one or more Belo subsidiaries, the Committee may allocate liability for the payment of the benefit among Belo and one or more Belo subsidiaries in any manner the Committee, in its sole discretion, determines to be appropriate.
     12. Suspension of Contributions and Payment of Benefits. The provisions of this Section 12 will supersede any conflicting provision of the Plan.
          (a) Suspension of Contributions. On or before December 31, 2007, Belo will contribute to the Plan the annual contribution for the 2007 Plan Year and may, in its discretion, contribute the remaining contributions through January 2011 set forth on Exhibit B for former MSP participants. To the extent Belo does not contribute to the Plan any portion of the remaining contributions on Exhibit B, the value of a former MSP participant’s 2005 Account will nevertheless be credited with the amount of such contributions for purposes of determining the 2005 Account balance to be distributed to such participant pursuant to Section 12(b). Belo will not make any further contributions to the Plan after December 31, 2007, until authorized to do so by the Board of Directors or the Committee.
          (b) Payment of Benefits. Each Participant who is employed by Belo or a Belo subsidiary on December 31, 2007, will be fully vested in his or her Plan benefit. The entire vested balance of each Participant’s 2004 Account and 2005 Account or, if greater with respect to a Participant who is in pay status as of December 31, 2007, and is receiving his or her Plan benefit in the form of a life annuity, the present value of the annuity payments that become due on or after January 1, 2008, will be paid to the Participant either (i) in a single lump sum payment on a date in 2008 determined by the Committee in its discretion or (ii) if the amount to be paid to such Participant pursuant to this Section 12(b) exceeds $100,000, in three annual installments, without interest, beginning in 2008. The present value of any such annuity payments will be determined by the Committee using such actuarial assumptions and factors as the Committee, in its discretion, determines to be reasonable assumptions and factors. The provisions of this Section 12(b) constitute an amendment to the Plan within the meaning of transition relief under Section 3.01(B) of Internal Revenue Service Notice 2007-86 to provide for new payment elections as to the time and form of payment of the entire amount of each Participant’s Plan benefit and will apply only to amounts that would not otherwise be payable in 2007. To the extent that Internal Revenue Service Notice 2007-86 is not applicable to a Participant’s 2004 Account, the provisions of this Section 12(b) constitute the exercise of discretion by the Board of Directors, in accordance with the provisions of the Plan as in effect on December 31, 2004, to terminate the Plan with respect to the Participant’s Plan benefit attributable to his or her 2004 Account.
     13. Administration of the Plan.
          (a) Administration by the Committee. The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Committee deems desirable to carry the purpose of the Plan; (ii) resolve all questions relating to the eligibility of employees to become Participants; (iii) determine the amount of benefits payable to Participants and authorize and direct Belo with respect to the payment of benefits under the Plan; (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan; and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee may, from time to time, delegate to one or more of its members and to any other persons any of its rights, duties and responsibilities with respect to the administration of the Plan and may terminate any such delegation upon such notice as the Committee determines to be appropriate.
          (b) Assumptions Adopted by the Committee. In determining the amount of a Participant’s target benefit described in Section 4, the Committee will adopt, with the advice of actuaries or such other consultants as it may select, such assumptions as in its sole discretion it determines to be necessary, desirable or appropriate as to interest rates, mortality, rates of inflation, increases in Participant compensation and any other matter that the Committee deems relevant in making the calculations required under the Plan. The Committee may revise any such assumptions from time to time to the extent that the Committee deems necessary, desirable or appropriate, and any such revised assumptions will be taken into account in determining the amount of future contribution credits required to provide a Participant’s Plan benefit. The Committee’s determinations made under Section 4 will be binding and conclusive on Belo and on each Participant
          (c) Committee Action Conclusive. Any action taken or determination made by the Committee will, except as otherwise provided in Section 14, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.
          (d) Compliance with Section 409A. Notwithstanding anything to the contrary in the Plan, if and to the extent the Committee determines that the terms of the Plan may result in the failure of the Plan, or any benefits accrued under the Plan, to comply with the requirements of Section 409A of the Code, the Committee will have the discretionary authority to amend, modify, suspend or terminate the Plan even if such action would adversely affect the rights of any Participant or beneficiary.
     14. Claims Procedure.
          (a) Filing a Claim. If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Benefits Department of Belo. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Benefits Department will indicate to the claimant any additional information which is required.
          (b) Decision on Claim. Each claim will be approved or disapproved by the Benefits Department within 90 days following the receipt of the information necessary to process the claim. In the event the Benefits Department denies a claim for benefits in whole or in part, the Benefits Department will notify the claimant in writing of the denial of the claim. Such notice by the Benefits Department will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure as set forth below. If no action is taken by the Benefits Department on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.
          (c) Appeal. A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan; (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof; and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant’s eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.
     15. Miscellaneous.
          (a) No Right to Employment. Nothing in the Plan will confer upon a Participant the right to continue in the employ of Belo or any Belo subsidiary or will limit or restrict the right of Belo or any Belo subsidiary to terminate the employment of a Participant at any time with or without cause.
          (b) Assignment and Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be subject to the debts, liabilities or torts of a Participant.

          (c) Amendment and Termination. The Plan may be amended at any time by the Committee. The Plan may also be amended or terminated by the Board of Directors at any time. No action taken by the Committee to amend the Plan or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant’s account balances as of the date of such action or to cause a distribution of a Participant’s Plan benefit in violation of Section 409A of the Code. Upon termination of the Plan, the Committee may distribute to each Participant the balance of his 2004 Account and may distribute the balance of his 2005 Account only to the extent that distribution of the 2005 Account would not violate the requirements of Section 409A.
          (d) ERISA Exemption. The Plan is intended to provide benefits for “management or highly compensated” employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt.
          (e) Invalid Provisions. If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.
          (f) Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such state.
     Executed at Dallas, Texas, this 7th day of December, 2007.

BELO CORP.
By	/s/ Marian Spitzberg
	Name:	Marian Spitzberg
	Title:	Senior Vice President/Human Resources

BELO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2007
Exhibit A
Grandfathered Participants
Active Employees with Account Balance
in excess of $450,000 as of January 1, 2005
Robert W. Decherd
Robert W. Mong, Jr.
James M. Moroney III
Lee R. Salzberger
John L. Sander
Dunia A. Shive
Active Employees Age 60 or Older
as of January 1, 2005
Carl P. Leubsdorf
Jimmie B. Phillips
Stuart B. Powell
Joel P. Rawson
Glenn C. Wright

BELO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2007
Exhibit B
Additional Contribution Credits for Former MSP Participant
Robert W. Decherd

Contribution Date	Contribution Amount
January 2005	$90,233.33
January 2006	$90,233.33
January 2007	$90,233.33
January 2008	$90,233.33
January 2009	$90,233.33
January 2010	$90,233.33
January 2011	$90,233.33